                                                           EXHIBIT 23.6

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-75643-01) and related Prospectus of Compass Aerospace Corporation for the registration of $110,000,000 of its 10 1/8% Series B Senior Subordinated Notes due 2005, $19,000,000 of its 10 1/8% Series D Senior Subordinated Notes due 2005 and $129,000,000 of its Guarantees of the 10 1/8% Series B Senior Subordinated Notes due 2005 and to the inclusion therein of our report dated October 12, 1999 with respect to the consolidated financial statements of Trim Engineering Limited.

                                                    /s/ ERNST & YOUNG
                                                    ------------------
                                                    Ernst & Young

Southampton, England
2 December, 1999